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                                                                     EXHIBIT 4.1

                          NINTH SUPPLEMENTAL INDENTURE

     NINTH SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of June 13, 2006, by and among the entities listed on Schedule 1 attached hereto (the "Guaranteeing Subsidiaries"), each being a subsidiary of Peabody Energy Corporation (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and US Bank National Association, as Trustee under the Indenture referred to below (the "Trustee").

                                   WITNESSETH

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the "Indenture"), dated as of March 21, 2003 providing for the issuance of an unlimited amount of 6-7/8% Notes due 2013 (the "Notes"), as supplemented by a First Supplemental Indenture, dated as of May 7, 2003; Second Supplemental Indenture, dated as of September 30, 2003; Third Supplemental Indenture, dated as of February 24, 2004; Fourth Supplemental Indenture, dated as of April 22, 2004; Fifth Supplemental Indenture, dated as of October 18, 2004; Sixth Supplemental Indenture, dated as of January 20, 2005; Seventh Supplemental Indenture, dated as of September 30, 2005, and Eighth Supplemental Indenture, dated as of January 20, 2006.

     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company's Obligations under the Notes on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. Each of the Guaranteeing Subsidiaries hereby agree as follows:

          (a) Along with all Subsidiary Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

               (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the

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                    Trustee hereunder or thereunder will be promptly paid in
                    full or performed, all in accordance with the terms hereof and thereof; and

               (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

               Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          (b) The obligations hereunder shall be joint and several and unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.

          (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

          (d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

          (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors, or any custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (f) The Guaranteeing Subsidiaries shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          (g) As between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
               Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

          (h) The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.


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          (i)  Pursuant to Section 10.04 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under
               Article 10 of the Indenture shall result in the obligations of such Subsidiary Guarantor under Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

     3. EXECUTION AND DELIVERY. Each of the Guaranteeing Subsidiaries agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

     4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

          (a) The Guaranteeing Subsidiaries may not consolidate with or merge with or into (whether or not such Senior Subordinated Note Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless:

               (i) subject to Section 10.04 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental Indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Subsidiary Guarantee on the terms set forth herein or therein; and

               (ii) immediately after giving effect to such transaction, no
                    Default or Event of Default exists.

          (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental Indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

          (c) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale


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               or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

     5. RELEASES.

          (a) In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

          (b) Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under the Indenture as provided in Article 10 of the Indenture.

     6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiaries, as such, shall have any liability for any obligations of the Company or any of the Guaranteeing Subsidiaries under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

     7. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

     8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.


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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be executed by their respective officers thereunto duly authorized, as of the date first written above.

PEABODY ENERGY CORPORATION              US BANK NATIONAL ASSOCIATION
("COMPANY")                             ("TRUSTEE")


By: /s/ WALTER L. HAWKINS, JR.          By: /s/ PHILIP G. KANE, JR.
    ---------------------------------       ------------------------------------
Name: Walter L. Hawkins, Jr.            Name: Philip G. Kane, Jr.
Title: Vice President & Treasurer       Title: Vice President

EXISTING SUBSIDIARY GUARANTORS:

                                 AFFINITY MINING COMPANY
                                 AMERICAN LAND DEVELOPMENT, LLC
                                 AMERICAN LAND HOLDINGS OF ILLINOIS, LLC
                                 AMERICAN LAND HOLDINGS OF INDIANA, LLC
                                 AMERICAN LAND HOLDINGS OF KENTUCKY,  LLC
                                    f/k/a BTU VENEZUELA, LLC
                                 APPALACHIA MINE SERVICES, LLC
                                 ARCLAR COMPANY, LLC
                                 ARID OPERATIONS INC.
                                 BEAVER DAM COAL COMPANY
                                 BIG RIDGE, INC.
                                 BIG SKY COAL COMPANY
                                 BLACK BEAUTY COAL COMPANY
                                 BLACK BEAUTY EQUIPMENT COMPANY
                                 BLACK BEAUTY HOLDING COMPANY, LLC
                                 BLACK BEAUTY MINING, INC.
                                 BLACK BEAUTY RESOURCES, LLC
                                    f/k/a BLACK BEAUTY RESOURCES, INC.
                                 BLACK BEAUTY UNDERGROUND, INC.
                                 BLACK HILLS MINING COMPANY, LLC
                                 BLACK STALLION COAL COMPANY, LLC
                                 BLACK WALNUT COAL COMPANY
                                 BLUEGRASS MINE SERVICES, LLC
                                    f/k/a BLUEGRASS COAL COMPANY
                                 BTU EMPIRE CORPORATION
                                 CABALLO COAL COMPANY
                                 CENTRAL STATES COAL RESERVES OF ILLINOIS, LLC
                                    f/k/a PEABODY DEVELOPMENT LAND HOLDINGS, LLC
                                 CENTRAL STATES COAL RESERVES OF INDIANA, LLC
                                 CENTRAL STATES COAL RESERVES OF KENTUCKY, LLC CHARLES COAL COMPANY, LLC
                                    f/k/a CHARLES COAL COMPANY
                                 CLEATON COAL COMPANY
                                 COAL PROPERTIES, LLC
                                    f/k/a COAL PROPERTIES CORP.
                                 COALSALES, LLC
                                 COALSALES II, LLC
                                 COALTRADE INTERNATIONAL, LLC
                                 COALTRADE, LLC


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                                 COAL RESERVES HOLDING LIMITED LIABILITY
                                    COMPANY NO. 1
                                 COAL RESERVES HOLDING LIMITED LIABILITY
                                    COMPANY NO. 2
                                 COLONY BAY COAL COMPANY
                                 COLORADO YAMPA COAL COMPANY
                                 COOK MOUNTAIN COAL COMPANY, LLC
                                    f/k/a COOK MOUNTAIN COAL COMPANY
                                 COTTONWOOD LAND COMPANY
                                 COULTERVILLE COAL COMPANY, LLC
                                    f/k/a WILLIAMSVILLE COAL COMPANY, LLC
                                 CYPRUS CREEK LAND COMPANY
                                 CYPRUS CREEK LAND RESOURCES, LLC
                                 DIXON MINING COMPANY, LLC
                                 DODGE HILL HOLDING JV, LLC
                                 DODGE HILL OF KENTUCKY, LLC
                                 DODGE HILL MINING COMPANY, LLC
                                 DYSON CREEK COAL COMPANY, LLC
                                 EACC CAMPS, INC.
                                 EAGLE COAL COMPANY
                                 EASTERN ASSOCIATED COAL, LLC
                                    f/k/a EASTERN ASSOCIATED COAL CORP.
                                 EASTERN COAL COMPANY, LLC
                                 EASTERN ROYALTY CORP.
                                 EMPIRE MARINE, LLC
                                 FALCON COAL COMPANY
                                 GALLO FINANCE COMPANY
                                 GOLD FIELDS CHILE, LLC
                                    f/k/a GOLD FIELDS CHILE, S.A.
                                 GOLD FIELDS MINING, LLC
                                 GOLD FIELDS ORTIZ, LLC
                                    f/k/a GOLD FIELDS OPERATING CO. - ORTIZ
                                 GRAND EAGLE MINING, INC.
                                 HAYDEN GULCH TERMINAL, INC.
                                 HIGHLAND MINING COMPANY, LLC
                                    f/k/a HIGHLAND MINING COMPANY
                                 HIGHWALL MINING SERVICES COMPANY
                                 HILLSIDE MINING COMPANY
                                 HMC MINING, LLC
                                 INDEPENDENCE MATERIAL HANDLING, LLC
                                    f/k/a INDEPENDENCE MATERIAL HANDLING COMPANY
                                 INDIAN HILL COMPANY
                                 INTERIOR HOLDINGS, LLC
                                    f/k/a INTERIOR HOLDINGS CORP.
                                 JAMES RIVER COAL TERMINAL, LLC
                                    f/k/a JAMES RIVER COAL TERMINAL COMPANY
                                 JARRELL'S BRANCH COAL COMPANY
                                 JUNIPER COAL COMPANY
                                 KANAWHA RIVER VENTURES I, LLC
                                 KAYENTA MOBILE HOME PARK, INC.
                                 LOGAN FORK COAL COMPANY
                                 MARTINKA COAL COMPANY, LLC


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                                    f/k/a MARTINKA COAL COMPANY
                                 MIDCO SUPPLY AND EQUIPMENT CORPORATION
                                 MIDWEST COAL ACQUISITION CORP.
                                 MIDWEST COAL RESERVES OF ILLINOIS, LLC
                                 MIDWEST COAL RESERVES OF INDIANA, LLC
                                 MIDWEST COAL RESOURCES, LLC
                                 MOUNTAIN VIEW COAL COMPANY, LLC
                                    f/k/a MOUNTAIN VIEW COAL COMPANY
                                 MUSTANG ENERGY COMPANY, L.L.C.
                                 NEW MEXICO COAL RESOURCES, LLC
                                 NORTH PAGE COAL CORP.
                                 OHIO COUNTY COAL COMPANY
                                 PATRIOT COAL COMPANY, L.P.
                                 PATRIOT MIDWEST HOLDINGS, LLC
                                 PDC PARTNERSHIP HOLDINGS, LLC
                                    f/k/a PDC PARTNERSHIP HOLDINGS, INC.
                                 PEABODY AMERICA, INC.
                                 PEABODY ARCHVEYOR, L.L.C.
                                 PEABODY COAL COMPANY, LLC
                                    f/k/a PEABODY COAL COMPANY
                                 PEABODY DEVELOPMENT COMPANY, LLC
                                 PEABODY ELECTRICITY, LLC
                                 PEABODY ENERGY GENERATION HOLDING
                                    COMPANY
                                 PEABODY ENERGY INVESTMENTS, INC.
                                 PEABODY ENERGY SOLUTIONS, INC.
                                 PEABODY HOLDING COMPANY, LLC
                                    f/k/a PHC ACQUISITION CORP.
                                 PEABODY INVESTMENTS CORP.
                                 PEABODY NATURAL GAS, LLC
                                 PEABODY NATURAL RESOURCES COMPANY
                                 PEABODY POWERTREE INVESTMENTS, LLC
                                 PEABODY RECREATIONAL LANDS, L.L.C.
                                 PEABODY SOUTHWESTERN COAL COMPANY
                                 PEABODY TERMINALS, LLC
                                    f/k/a PEABODY TERMINALS, INC.
                                 PEABODY VENEZUELA COAL CORP.
                                 PEABODY VENTURE FUND, LLC
                                 PEABODY-WATERSIDE DEVELOPMENT, L.L.C.
                                 PEABODY WESTERN COAL COMPANY
                                 PEC EQUIPMENT COMPANY, LLC
                                 PINE RIDGE COAL COMPANY, LLC
                                    f/k/a PINE RIDGE COAL COMPANY
                                 POINT PLEASANT DOCK COMPANY, LLC
                                 POND CREEK LAND RESOURCES, LLC
                                 POND RIVER LAND COMPANY
                                 PORCUPINE PRODUCTION, LLC
                                 PORCUPINE TRANSPORTATION, LLC
                                 POWDER RIVER COAL, LLC
                                    f/k/a POWDER RIVER COAL COMPANY
                                 POWDER RIVER RESOURCES, LLC
                                 PRAIRIE STATE GENERATING COMPANY, LLC
                                 RANDOLPH LAND HOLDING COMPANY, LLC


                                       7

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                                 RIVERS EDGE MINING, INC.
                                 RIVERVIEW TERMINAL COMPANY
                                 SCHOOL CREEK COAL COMPANY, LLC
                                 SENECA COAL COMPANY
                                 SENTRY MINING, LLC
                                    f/k/a SENTRY MINING COMPANY
                                 SHOSHONE COAL CORPORATION
                                 SNOWBERRY LAND COMPANY
                                 STAR LAKE ENERGY COMPANY, L.L.C.
                                 STERLING SMOKELESS COAL COMPANY, LLC
                                    f/k/a STERLING SMOKELESS COAL COMPANY
                                 SUGAR CAMP PROPERTIES
                                 THOROUGHBRED, L.L.C.
                                 THOROUGHBRED GENERATING COMPANY, LLC
                                 THOROUGHBRED MINING COMPANY, L.L.C.
                                 TWENTYMILE COAL COMPANY
                                 UNION COUNTY COAL CO., LLC
                                 YANKEETOWN DOCK, LLC
                                    f/k/a YANKEETOWN DOCK CORPORATION


                                        By: /s/ WALTER L. HAWKINS, JR.
                                            ------------------------------------
                                        Name: Walter L. Hawkins, Jr.
                                        Title: Vice President


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

ADDITIONAL GUARANTORS:

                                        BTU WESTERN RESOURCES, INC.


                                        By: /s/ WALTER L. HAWKINS, JR.
                                            ------------------------------------
                                        Name: Walter L. Hawkins, Jr.
                                        Title: Vice President & Treasurer


                                        FORT ENERGY, LLC


                                        By: /s/ WALTER L. HAWKINS, JR.
                                            ------------------------------------
                                        Name: Walter L. Hawkins, Jr.
                                        Title: Vice President & Treasurer


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

                                   SCHEDULE 1

                          NEW GUARANTEEING SUBSIDIARIES

BTU Western Resources, Inc., a Delaware corporation
Fort Energy, LLC, a Delaware limited liability company


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